Exhibit 10.25

DATED 22nd SEPTEMBER 2010

DOLBY WOOTTON BASSETT, LLC

AND

DOLBY LABORATORIES LICENSING CORPORATION (1)

to

DOLBY EUROPE LICENSING LIMITED (2)

LEASE

of

Premises at Interface Business Park, Bincknoll Lane, Wootton Bassett, Wiltshire

TERM:	From and including 1 April 2010 to and including 31 March 2015

RENT:	£373,000 per annum

Bristows

100 Victoria Embankment

London EC4Y 0DH

United Kingdom

Tel:     +44 (0)20 7400 8000

Fax:     +44 (0)20 7400 8050

DX:   269 Chancery Lane

Ref: 302/TGE/00273 0099

LR1. Date of lease

22nd September 2010

LR2. Title number(s)

LR2.1 Landlord´s title number(s)

WT103699.

LR2.2 Other title numbers

None.

LR3. Parties to this lease

Landlord

DOLBY WOOTTON BASSETT, LLC of 2515 Scott Street, San Francisco, CA 94115, United States of America and DOLBY LABORATORIES LICENSING CORPORATION of 100 Potrero Avenue, San Francisco, California 94103-4813, United States of America.

Tenant

DOLBY EUROPE LICENSING LIMITED of Interface Business Park, Wootton Bassett, Wiltshire SN4 8QJ (Company Registered Number: 06035472).

Other parties

None.

LR4. Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

See the First Schedule.

LR5. Prescribed statements etc.

None.

LR6. Term for which the Property is leased

The term as specified in this lease at clause 2.

LR7. Premium

None.

LR8. Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc.

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None.

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None.

LR9.3 Landlord’s contractual rights to acquire this lease

None.

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None.

LR11. Easements

LR11.1 Easements granted by this lease for the benefit of the Property

The easements as specified in the Second Schedule of this lease.

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The easements as specified in the Third Schedule of this lease.

LR12. Estate rentcharge burdening the Property

None.

LR13. Application for standard form of restriction

None.

LR14. Declaration of trust where there is more than one person comprising the Tenant

None.

THIS LEASE made the 22nd day of September 2010

BETWEEN

(1)	DOLBY WOOTTON BASSETT, LLC a company incorporated in California, United States of America of 2515 Scott Street, San Francisco, CA 94115, United States of America and DOLBY LABORATORIES LICENSING CORPORATION a company incorporated in New York, United States of America of 100 Potrero Avenue, San Francisco, California 94103-4813, United States of America (“the Landlords”); and

(2)	DOLBY EUROPE LICENSING LIMITED a company incorporated in England with Company Number 06035472 whose registered office is at Interface Business Park, Wootton Bassett, Wiltshire SN4 8QJ (“the Tenant”)

WITNESSETH AS FOLLOWS:-

1.	INTERPRETATION

1.1	In this Lease unless the context otherwise requires:-

“the Common Parts” means all parts of the Estate not demised or intended to be demised to any lessee or lessees or sold or intended to be sold freehold (except to a management company) and (without prejudice to the generality of the foregoing) including in particular (but only in so far as the same shall not be adopted as maintainable at the public’s expense) the Estate Road the Landscaped Areas and the Service Media.

“the Company” means the management company knows as Interface (Wootton Bassett) Management Company Limited having Company Number 2281555.

“the Deed of Covenant” means the deed of covenant dated 15 December 2009 and made between Interface (Wootton Bassett) Management Company Limited (1) and Dolby Wootton Basset, LLC and Dolby Laboratories Licensing Corporation (2).

“the Estate” means the estate situate at Bincknoll Lane, Wootton Bassett, Wiltshire and known as Interface Business Park the boundaries whereof are shown for identification purposes only edged black on plan number 1 annexed hereto and each and every part.

“the Estate Road” means the road (including the verges and footpaths) forming part of the Estate and shown for the purpose of identification only edged brown on plan number 2 annexed hereto.

“Guarantor” means any person from time to time who guarantees the obligation of the Tenant under this Lease.

“Insolvency Event” means in relation to the Tenant or any Guarantor any of the following events being:-

(a)	in relation to a company:-

(i)	that company is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986

(ii)	the entering into or taking of any step in connection with any voluntary arrangement or any other compromise arrangement scheme or composition for the benefit of any creditors of the Tenant or any Guarantor; or

(iii)	the making of an application for an administration order or the making of an administration order; or

(iv)	the giving of any notice of intention to appoint an administrator or the filing at court of the prescribed documents in connection with the appointment of an administrator or the appointment of an administrator; or

(v)	the appointment of a receiver or manager or an administrative receiver in relation to any property or income of the Tenant or any Guarantor; or

(vi)	the commencement of a voluntary winding-up except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies; or

(vii)	the making of a petition for a winding-up order or a winding-up order; or

(viii)	the striking-off of the Tenant or any guarantor or guarantors (as appropriate) from the Register of Companies or the making of an application for striking off; or

(ix)	the Tenant or any Guarantor otherwise ceasing to exist; and

(b)	in relation to an individual:-

(i)	the entering into or taking of any step in connection with any voluntary arrangement or any other compromise arrangement scheme or composition for the benefit of any creditors of the Tenant or any Guarantor; or

(ii)	the presentation of a petition for a bankruptcy order or the making of a bankruptcy order against the Tenant or any Guarantor.

“the Insured Risks” means such risks as are for the time being covered by any policy of insurance effected under the terms of this Lease by the Landlords which (without prejudice to that generality) shall include fire storm lightning explosion riot civil commotion malicious damage impact flood burst pipes aircraft and other aerial devices or articles dropped therefrom (other than war risks) public liability and liability under the Defective Premises Act 1972 and such other risks as the Landlords may from time to time require to be covered in the Landlords’ absolute discretion subject in all cases in any excess exclusion or limitation imposed by the insurers.

“the Landlords” includes the person or persons for the time being entitled to the reversion immediately expectant on the determination of the Term.

“the Landlords’ Agent” means such professional surveyor accountant or other person or persons as may from time to time be appointed by the Landlords for the purpose of performing any relevant function under the provisions of this Lease.

“the Landscaped Areas” means the landscaped areas (excluding for the avoidance of doubt the Landscaped Strips) forming part of the Estate.

“the Landscaped Strips” means the areas of land forming part of the Premises shown for the purpose of identification only coloured yellow on plan number 2 annexed hereto.

“the Planning Acts” means the Town and Country Planning Act 1990 the Planning (Listed Building and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning and Compulsory Purchase Act 2004 the Planning Act 2008 and references to the Planning Acts or to any Act of Parliament (whether general or specific) are deemed to include any statutory modification or re-enactment for the time being in force and also to include any statutory instruments orders rules or regulations for the time being in force or having effect thereunder.

“the Premises” means the land forming part of the Estate and more particularly described in the First Schedule hereto.

“the Prescribed Rate” means four per centum above the base rate from time to time of Barclays Bank Plc or where there is no such base rate then such equivalent rate of interest as the Landlords shall reasonably from time to time specify by notice in writing served on the Tenant and where and wherever interest is payable at the Prescribed Rate the same shall be calculated on a day to day basis and compounded quarterly (and proportionately for any fraction of a quarter) on any relevant usual quarter day.

“the Rent” means Three Hundred and Seventy Three Thousand Pounds (£373,000) per annum (but “the rents” means all rents respectively reserved by this Lease (including the Rent and the Service Charge)).

“the Rent Commencement Date” means 1 April 2012.

“Schedule” means the relevant schedule to this Lease.

“the Service Charge” means the expenditure specified in the Seventh Schedule.

“the Service Media” means the pipes conduits wires cables channels ducts mains sewers and other media or apparatus which are required for conducting controlling or measuring water soil gas electricity telephone telex and other electrical impulses air smoke and fumes and other things of a like nature and which serve jointly the Premises and other parts of the Estate.

“the Tenant” includes the Tenant’s successors in title and permitted assigns.

“the Term” means the term granted by this Lease and shall include any extension holding over or continuation whether by statute agreement or otherwise howsoever and references to “the determination of the Term” shall mean the end of the Term by effluxion of time or determination by re-entry surrender merger or otherwise howsoever.

“the Transferor” means Trafalgar House Business Park Limited as the “Transferor” defined in the Transfer and includes its successors in title owners and occupiers for the time being of the Estate and any part thereof.

“the Transfer” means the transfer dated 20 June 1991 and made between Trafalgar House Business Park Limited (1) and Ray Milton Dolby and Dolby Laboratories Licensing Corporation (2).

“the Tenant’s Group” means the Tenant any subsidiary undertaking of the Tenant any undertaking of which the Tenant is a subsidiary undertaking that being its parent undertaking and any other subsidiary undertaking of such parent undertaking Dolby Laboratories, Inc. Delaware (“DLID”) and any undertaking of which DLID is the parent undertaking (each a “DLID subsidiary”) and any subsidiary undertakings of a DLID subsidiary and each undertaking in the Tenant’s Group is a member of the Tenant’s Group and for these purposes “subsidiary undertaking” has the meaning given in section 1162 of the Companies Act 2006.

“VAT” means value added tax chargeable under the Value Added Tax Act 1994 or any similar replacement or additional tax.

“the 1954 Act” means the Landlord and Tenant Act 1954.

1.2	Words importing the masculine gender shall where appropriate include the feminine gender and the neuter gender or vice versa as the case may be and words importing the singular number shall where appropriate include the plural number and vice versa and words importing persons shall include corporations and vice versa.

1.3	Clause, Schedule and paragraph headings do not affect the interpretation of this Lease.

1.4	References to corporations or companies shall include but shall not be limited to companies incorporated under the Companies Acts 1985 1989 or 2006 and limited liability partnerships.

1.5	At any time when the Landlords, the Tenant or a guarantor is more than one person, then in each case those persons shall be jointly and severally liable for their respective obligations arising by virtue of this Lease.

2.	GRANT

In consideration of the rents reserved by this Lease and covenants on the part of the Tenant hereinafter reserved and contained the Landlords with full title guarantee HEREBY DEMISE to the Tenant ALL THOSE the Premises TOGETHER WITH the rights set out in the Second Schedule BUT EXCEPT AND RESERVING the rights set out in the Third Schedule AND SUBJECT to the matters specified in the Fourth Schedule and to all subsisting easements and quasi-easements affecting the whole or any part of the Premises TO HOLD the same unto the Tenant from and including 1 April 2010 to and including 31 March 2015 YIELDING AND PAYING:-

2.1	FIRST from and including the Rent Commencement Date the Rent (and in proportion for any less time than a year) such rent to be paid to the Landlords or the Landlords’ Agent as the Landlords shall from time to time by notice in writing require without any set-off or deduction whatsoever (save such as the Tenant may be law be required to make notwithstanding any agreement to the contrary) by equal quarterly payments in advance on the four usual quarter days in each year the first payment to be made on the Rent Commencement Date for the period from the Rent Commencement Date until the next ensuing quarter day;

2.2	SECONDLY by way of further rent from and including the commencement date of the Term within seven days of demand the Service Charge;

2.3	THIRDLY by way of further rent from and including the commencement date of the Term on demand all sums which the Landlords may from time to time pay for insuring and keeping insured the Premises against the Insured Risks in accordance with the Landlords’ covenant hereinafter contained; and

2.4	FOURTHLY any VAT payable pursuant to Paragraph 2 of the Fifth Schedule.

3.	COVENANTS

3.1	THE Tenant COVENANTS with the Landlords to observe and perform throughout the Term the covenants set out in the Fifth Schedule.

3.2	THE Landlords COVENANT with the Tenant that subject to the Tenant paying the Rent and observing and performing the covenants set out in the Fifth Schedule the Landlords will observe and perform the covenants set out in the Sixth Schedule.

4.	DECLARATIONS

PROVIDED ALWAYS AND IT IS AGREED AND DECLARED as follows:-

4.1	If:-

4.1.1	the rents reserved by this Lease or any part of them shall be in arrear for fourteen days after becoming due (whether demanded or not) or

4.1.2	in the event of any breach of any of the covenants on the part of the Tenant in this Lease contained or

4.1.3	if the Tenant shall permit any execution or distress to be levied on any goods for the time being in the Premises or

4.1.4	if in relation to the Tenant there occurs an Insolvency Event then and in any such case it shall be lawful for the Landlords to re-enter upon the Premises or any part of them in the name of the whole whereupon this Lease shall absolutely determine but without prejudice to any rights or remedies of the Landlords in respect of the non-payment of any of the rents or any other breach of any of the covenants contained in this Lease.

4.2	Save to the extent that the same may be payable by law notwithstanding any agreement to the contrary the Tenant shall not upon quitting or giving up the Premises be entitled to any compensation under the 1954 Act.

4.3	Save to the extent that the Landlords may be liable either by virtue of the covenants on the Landlords’ part contained in the Sixth Schedule or by law notwithstanding any agreement or disclaimer to the contrary the Landlords shall not be liable in any way whatsoever to the Tenant or any undertenant or to any other person by reason of any act neglect default or omission on the part of any of the tenants or owners or occupiers of any adjoining or neighbouring premises or of any agent representative or employee of the Landlords (unless acting within the scope of the express or implied authority of the Landlords) or by reason of the defective working stoppage or breakage of or leakage or overflow from the Service Media or other plant apparatus or appliances of any kind whatsoever or by reason of the state or condition of the Estate Road or the Common Parts or the Premises and shall be indemnified by the Tenant against all liability in respect of all or any such matters.

4.4	Nothing herein shall render the Landlords or the Tenant liable in respect of any of the covenants conditions or provisions hereinbefore contained if and so far only as the performance or observance of such covenants conditions and provisions or any one or more of them shall hereafter become a contravention of or otherwise impossible or illegal under or by virtue of the Planning Acts but subject as aforesaid the Term and the Rent shall not determine by reason only of any changes modifications or restrictions of user of the Premises or obligations or requirements (if any) hereafter to be made or imposed under or by virtue of the said Acts.

4.5	Nothing herein contained shall by implication of law or otherwise operate or be deemed to confer upon the Tenant any easement right or privilege whatsoever over or against any adjoining or neighbouring property which now belongs or hereafter shall belong to the Landlords either for an estate in fee simple or for a term of years which would or might restrict or prejudicially affect the future rebuilding alteration or development of such adjoining or neighbouring property and the Landlords shall have the right at any time to make such alterations to or pull down and rebuild or redevelop any adjoining or neighbouring property as the Landlords may deem fit without obtaining any consent from or making any compensation to the Tenant on account thereof.

4.6	The Landlords shall have power to all times without obtaining any consent from or making any arrangement with the Tenant to deal as the Landlords may think fit with any property belonging to the Landlords adjoining or near to the Premises and to erect or suffer to be erected on such property any buildings whatsoever whether or not such buildings shall affect or diminish the light or air which may now or at any time or times during the Term be enjoyed by the Tenant or any sub-tenant or occupier of the Premises or any part thereof.

4.7	In case the Premises or any part thereof or the means of access thereto shall at any time during the Term be destroyed or damaged by any of the Insured Risks so as to be unfit for occupation and use or inaccessible and the policy or policies of insurance shall not have been vitiated or payment of the policy monies refused in whole or in part in consequence of some act or default of the Tenant its servants or agents the Rent or a fair proportion thereof according to the nature and extent of the damage sustained shall cease and be suspended until the Premises shall be again rendered fit for occupation and use (or for a period of three years from the date of such destruction or damage whichever shall be the shorter period) and any dispute as to the amount or extent of such cesser of the Rent shall be referred to the award of a single arbitrator if the Landlords and the Tenant can agree on one and otherwise to an arbitrator appointed on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors and in either case in accordance with the provisions of the Arbitration Act 1996 or any statutory modification thereof for the time being in force.

4.8	If following damage to or destruction of the Premises the Landlords consider that it is impossible or impractical to reinstate the Premises the Landlords may terminate this Lease by giving notice to the Tenant and upon giving such notice this Lease shall determine but this shall be without prejudice to any right or remedy of the Landlords in respect of any breach of the Tenant’s covenants contained in this Lease and any proceeds of the insurance shall belong to the Landlords.

4.9	If following damage or destruction of the Premises or the means of access thereto by an Insured Risk the Premises have not been reinstated so as to be accessible and fit for occupation and use within a period of three years after the date of damage or destruction either the Tenant or the Landlords may after the expiry of such period ((but not after the Premises have been reinstated so as to be accessible and fit for occupation and use) terminate this Lease by giving notice to the other party and upon giving such notice this Lease shall determine but this shall be without prejudice to any right or remedy of either party in respect of any breach of the other’s covenants contained in this Lease and any proceeds of the insurance shall belong to the Landlords.

4.10	If after the Tenant has vacated the Premises after the determination of the Term either by effluxion of time or otherwise any property of the Tenant shall remain in or upon the Premises and if the Tenant shall fail to remove the same within seven days after being requested by the Landlords so to do by notice in writing then the Landlords may sell such property and shall then hold the proceeds of sale after deducting the costs and expenses of removal storage and sale reasonably and properly incurred by the Landlords to the order of the Tenant and the Tenant hereby appoints the Landlords its agent to act in accordance with the provisions of this Clause.

4.11	If the rents or any part of them or any other sum of any kind whatsoever which shall or may from time to time become payable to the Landlords under this Lease shall remain unpaid for seven days after becoming due (whether or not demanded except where a demand is prescribed by the terms of this Lease when the due date shall be deemed to be the date of demand) the same shall carry interest at the Prescribed Rate for the period from the date on which it became due until the date of actual payment and such interest shall be paid by the Tenant on demand.

5.	NOTICES

Section 196 of the Law of Property Act 1925 (as amended by the Recorded Delivery Service Act 1962) shall apply to all notices which may need to be served under the terms of this Lease.

6.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No term of this Lease shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a third party.

IN WITNESS of which each party has executed this Lease as a Deed on the date first above written

THE FIRST SCHEDULE

The Premises

ALL THAT piece or parcel of freehold land situate on the south side of Bincknoll Lane, Wootton Bassett shown edged red on the plan number 2 annexed hereto being the land comprised in Title Number WT103699 and comprising in area 3.073 acres or thereabouts TOGETHER WITH:-

1.	each and every part of all buildings erected thereon or on some part thereof and all additions thereto;

2.	all car parking loading and hard standing areas within the Premises and all boundary walls and fences enclosing the Premises; and

3.	all Service Media exclusively serving the Premises up to the point of connection with the common or public systems.

THE SECOND SCHEDULE

Rights Granted in Common

In common with the Landlords and all others for the time being authorised by the Landlords or otherwise entitled:-

1.	a right of way with or without vehicles at all times and for all purposes over and along the Estate Road for the purpose of access to and egress from the Premises;

2.	the right to the free and uninterrupted passage and running of water soil gas electricity telephone and other services (if any) through the Service Media which may now or during the Term be laid in under or upon the Estate;

3.	the rights upon giving reasonable notice to the owner or occupier thereof to enter upon such part of the Estate as may be necessary or practicable for the purpose of connecting to the Service Media in under or upon the Estate and for the purpose of repairing maintaining inspecting or cleaning all such connections to the Service Media as aforesaid the person so entering causing as little inconvenience or damage as reasonably practicable and making good any damage so caused with all due despatch

PROVIDED ALWAYS that none of the rights hereby granted shall apply or be exercised over any land transferred to or vested in any of the supply authorities or covered or proposed to be covered by a building.

THE THIRD SCHEDULE

Exceptions and Reservations

1.	To the Landlords and all others for the time being authorised by the Landlords or otherwise entitled:-

1.1	the free and uninterrupted passage of water soil electricity and gas through the Service Media which are now or may at any time during the Term be in or under or passing through or over the Premises and which serve the Estate or any part thereof with the right to repair maintain inspect and renew such Service Media and the right at any time but (except in an emergency) after giving reasonable written notice to enter the Premises (but except in the case of the Landlords or the Landlords’ Agent and persons expressly authorised by the Landlords not any buildings thereon) in the exercise of such rights the person exercising such right causing a minimum of interference and making good any damage caused as quickly as practicable to the Tenant’s reasonable satisfaction;

1.2	such rights of entry on the Premises as may be necessary in connection with the construction and/or maintenance of the Estate Road and the Service Media the person exercising such rights causing a minimum of interference and making good any damage caused as quickly as practicable to the Tenant’s reasonable satisfaction;

1.3	the right to enter on to the Premises (but except as aforesaid not into or under any buildings thereon) and to lay thereunder additional Service Media of a type and in a manner approved by the Tenant (such approval not to be unreasonably withheld or delayed) and thereafter of the free passage and running of water soil electricity and gas through the same with the right to enter upon the said land to maintain repair inspect and renew the said Service Media the person exercising such right causing the minimum of interference and making good damage so caused with all due despatch;

1.4	such reasonable rights of access as are required by the Company over the paths roads and parking areas constructed or to be constructed within the Premises for the purpose of access and egress from the Common Parts as are required by the Company to enable it to carry out its management responsibilities in respect of the Estate;

1.5	a right of support for the Estate from the Premises;

PROVIDED ALWAYS that save as otherwise expressly provided none of the rights hereby excepted and reserved (other than that contained in clause (e) of this Schedule) shall apply to or be exercised over any land covered or intended to be covered by a building.

2.	There is excepted and reserved to the Company the right to enter on to the Premises with such men and machinery as shall reasonably be required for the purpose of tending maintaining and renewing the Landscaped Strips and the area of land shown for identification purposes only hatched blue on plan number 3 annexed hereto and installing thereon name signs the persons exercising such rights causing the minimum of interference and making good damage so caused with due despatch.

THE FOURTH SCHEDULE

Matters affecting the Premises

1.	Those matters (save for any financial charges) referred to in the Property or Charges Register of Title Number WT103699 as are subsisting and are capable of affecting the Premises.

2.	The covenants conditions or other matters contained or referred to in the Transfer and the Deed of Covenant.

THE FIFTH SCHEDULE

Tenant’s Covenants

1.	THE RENT

To pay the rents and any other sums payable under this Lease at the times and in the manner respectively provided by this Lease and also to pay and discharge all rates taxes charges duties assessments impositions and outgoings whatsoever whether parliamentary local or any other description which now are or which may at any time during the Term be payable either by the owner or occupier in respect of the Premises and whether the same are existing at the present time or are imposed during the Term (excluding any (other than VAT) payable by the Landlords occasioned by receipt of the rents or by any disposition or dealing with or ownership of any interest reversionary to the interest created by the Lease).

2.	VAT

Without prejudice to any other provisions herein from time to time and at all times during the Term to pay VAT or any tax or imposition in the nature of VAT which now or at any time during the Term shall be payable by the Tenant and to indemnify and keep indemnified the Landlords from and against all claims and demands in respect thereof and so that the Tenant shall be responsible for paying the VAT upon any sum payable under this Lease in respect of sums paid to the Landlords for services supplied by the Landlords.

3.	ACCESS

To permit the Landlords or the Landlords’ Agent and all other persons authorised by the Landlords or otherwise entitled with or without workmen and others at all time upon reasonable written notice being given by the Landlords (except in case of emergency) to enter into and upon the Premises for the purposes of exercising the rights specified in the Third Schedule for examining the state and condition of the Premises and for all reasonable and proper purposes required by this Lease.

4.	COSTS AND INSURANCE MONEY

4.1	To pay all reasonable costs and expenses (including solicitors’ costs and surveyors’ fees) incurred by the Landlords for the purpose of or incidental to the preparation and service of any notice under Section 146 of the Law of Property Act 1925 notwithstanding that forfeiture may be avoided otherwise than by relief granted by the Court.

4.2	To pay on demand all reasonable legal costs surveyors’ fees and other reasonable expenses of any kind incurred or expended by the Landlords in respect of all applications made by or on behalf of the Tenant or any occupier or undertenant (whether actual or prospective) for the consent of the Landlords to or in respect of any act matter or thing for which consent is required under the terms of this Lease and whether or not consent is required under the terms of this Lease and whether or not consent is refused or the application is withdrawn or not proceeded with for any reason.

4.3	To pay on demand all reasonable costs and expenses incurred or expended by the Landlords in association with making good any default of the Tenant.

4.4	To pay to the Landlords an amount equal to any insurance money that the insurers of the Premises or any other property refuse to pay by reason of any act or omission of the Tenant or any undertenant, their workers, contractors or agents or any person at the Premises with the actual or implied authority of any of them.

5.	COMPLIANCE WITH LAWS

To observe and perform all the requirements of and to carry out all works required under all Acts or Parliament for the time being in force including all requirements and works as have been or may be made or required by any local or other competent authority insofar as the same are in respect of or relate to the Premises or any part of them and to indemnify the Landlords against all notices claims demands expenses and liability in respect of all matters the subject of this sub-paragraph.

6.	REPAIR MAINTENANCE AND UPKEEP AND ALTERATIONS

6.1	To pay to the Landlords on demand (together with interest at the Prescribed Rate on all payments made by the Landlords for the period from the date of payment until repayment by the Tenant) the reasonable cost and incidental fees and expenses of all works which the Landlords may be required to do under any Act of Parliament (including without prejudice to that generality the Offices Shops and Railway Premises Act 1963 and/or the Health and Safety at Work etc. Act 1974 and/or any like Act of Parliament) or in the case of works required to be done in respect of or for the benefit of both the Premises and other premises and proper proportion of such cost and incidental fees and expenses attributable to the Premises such proportion to be reasonably determined by the Landlords’ Agent acting as an expert and whose decision shall be final and a fair proportion (to be determined in like manner) of whose charges shall also be paid by the Tenant on demand.

6.2	Except to the extent that the Landlords may include the same in the Service Charge to pay on demand (together with interest at the Prescribed Rate on all payments made by the Landlords for the period from the date of payment until repayment by the Tenant) a fair proportion of the cost and incidental fees and expenses of reconstructing rebuilding maintaining repairing and cleaning all party and other walls Service Media and other conveniences belonging or which shall belong to the Premises or any other premises and which shall benefit or be used or be capable of benefiting or being used by or for the Premises in common with such other premises such proportion to be determined by the Landlords’ Agent acting as an expert whose decision shall be final and a fair proportion (to be determined in like manner) of whose charges shall also be paid by the Tenant on demand.

6.3	To keep the whole of the Premises including all sanitary and water apparatus plant and machinery therein and thereon and all fixtures additions and improvements from time to time affixed or made to them and the appurtenances thereof in good and substantial repair condition and decoration (damage by an Insured Risk always excepted save where the policy or policies of insurance have been vitiated by any act or omission of the Tenant) and from time to time when necessary to rebuild reinstate or replace the same.

6.4	At the determination of the Term to deliver up the Premises to the Landlords with vacant possession together with all additions and improvements made in the meantime and all fixtures of any kind which may during the Term be affixed by the Tenant (save Tenant’s trade fixtures and fittings) in such repair condition and decoration in accordance with the covenants on the Tenant’s part contained in this Lease.

6.5	To clean the glass of all windows comprised in the Premises as often as shall be reasonably necessary but in any event at least once in every month.

6.6	To keep the Premises in a clean and tidy condition.

6.7	To paint with two coats at least of good quality paint or otherwise treat as appropriate in a proper and workmanlike manner all wood iron and other work in or upon the Premises previously or usually painted or otherwise treated as to the exterior in the third year of the Term and as to both the interior and the exterior in the period of three months immediately preceding the determination of the Term PROVIDED THAT the Tenant shall not be required to carry out external redecoration pursuant to this paragraph 6.7 if doing so would mean that redecoration has been carried out more than once in any three year period.

6.8	Not to commit any waste spoil or destruction in or upon the Premises.

6.9	Not at any time during the Term to make any alteration or addition to the Premises or to erect any new buildings thereon without the prior written consent of the Landlords which shall not be unreasonably withheld or delayed.

6.10

Well and substantially to repair and make good all defects and wants of reparation of which notice in writing shall be given to or left on the Premises for the Tenant and for which the Tenant is liable hereunder within two months after the giving or leaving of such notice or sooner if requisite and if the Tenant fails to comply with any such notice it shall be lawful for (but not obligatory upon) the Landlords (but without prejudice to the right of re-entry under the Clause in that behalf in this Lease contained and to any other rights of the Landlords) to enter upon the Premises and repair and make good the same in accordance with the said covenants and the reasonable cost and incidental fees and expenses (to be certified by the Landlords’

Agent acting as an expert) shall be a debt due from the Tenant to the Landlords and shall be repaid by the Tenant to the Landlords on demand together with interest at the Prescribed Rate on all payments made by the Landlords for the period from the date of payment until repayment by the Tenant.

6.11	To permit the Landlords and the Landlords’ Agent and all persons authorised by it at all reasonable times with or without workmen on giving reasonable notice (except in cases of emergency) to the Tenant to enter and remain upon the Premises with all necessary appliances for the purpose of executing repairs and alterations painting redecoration or other works to adjoining or neighbouring premises and for the purpose of repairing cleaning or maintaining any sewers water course drains gutters water pipes electric wires or gas pipes or other conveniences in or under the Premises or other part of the Estate in connection with or for the accommodation of any adjoining or neighbouring property the Landlords or such persons as aforesaid making good all damage caused thereby to the Premises.

6.12	To maintain to the reasonable satisfaction of the Landlords adequate fire prevention apparatus upon the Premises and from time to time to remove as speedily as possible from the Premises all waste and like inflammable material.

7.	PLANNING

7.1	To comply in all respect with the Planning Acts and all consents (if any) granted under them or under any Act of Parliament repealed by them so far as the same respectively relate to or affect the Premises or any part of them or any operations works acts or things already or later to be carried out executed done or omitted on the Premises or the use of them for any purpose.

7.2	If and when required free of expense to the Landlords to obtain from (as the case may be) the local planning authority or the appropriate minister all such consents as may be requisite for carrying out any permitted alterations or additions to the Premises or the institution or change of any use of them and which may constitute development within the meaning of the Planning Acts.

7.3	Forthwith after the service on the Tenant or other occupier of the Premises or part of them of any notice order or proposal under the Planning Acts to supply to the Landlords a copy of the same and if so requested by the Landlords to make or join in making such objection or representation in respect of such notice order or proposal as the Landlords may reasonably require.

7.4	Subject to any request pursuant to sub-paragraph 7.3 above to comply at the Tenant’s cost with any notice or order mentioned in that sub-paragraph and to indemnify the Landlords against all liability in respect of the same.

7.5	Unless the Landlords shall otherwise direct to carry out before the determination of the Term any works stipulated to be carried out to the Premises by a date subsequent to such determination as a condition of any planning consent which may have been implemented or commenced to be implemented.

7.6	If and when called upon so to do to produce to the Landlords all such plans documents and other evidence as the Landlords may require in order to satisfy himself that the provisions of the foregoing covenants have been complied with.

8.	USE AND ADVERTISEMENTS

8.1	Not to use the Premises or any part of them for any of the following:-

8.1.1	any illegal or immoral purpose;

8.1.2	any noisy noxious dangerous or offensive trade manufacture business or purpose whatsoever;

8.1.3	any act or thing which shall or might be a nuisance damage or annoyance to the Landlords or the tenants owners occupiers of any adjoining or neighbouring property or to any public local or other authority or the neighbourhood or which would in any way be injurious to the Premises or the building within the Premises;

8.1.4	any sale by auction.

8.2

Not to bring or permit to be brought into the Premises or to place or store or to permit to be placed or stored or to remain in or about the Premises any article or thing which is or may be or become dangerous offensive combustible inflammable radio-active or explosive and not to carry on or do or permit to be carried on or done thereon any hazardous trade or act in consequence of which the Landlords would or might be prevented from insuring the Premises at the ordinary rate of premium or whereby any insurance effected in respect of the Premises or any other property would or might be vitiated or prejudiced and not without the written consent of the Landlords to do or allow anything to be done whereby any additional premium may become payable for the insurance of the premises or any property and to repay to the Landlords all sums paid by way of increased premiums and all expenses incurred by the Landlords in or about the renewal of such policy or policies made necessary by a breach of this covenant together with interest at the Prescribed Rate thereon from the date of payment by the Landlords to the actual date of repayment by the Tenant (as well after as before any judgment)

8.3	Subject to the foregoing not to use the Premises otherwise than for purposes within Class B1 of the Town and Country Planning (Use Classes) Order 1987 (as at the date this Lease is granted).

8.4	Not to allow to pass into the Service Media serving the Premises or the Estate or any adjoining or neighbouring premises any noxious or deleterious effluent or any other substance which may cause an obstruction in or injure the same and in the event of any such obstruction or injury forthwith to remove or remedy the same and to make good all damage caused.

8.5	Not to place fix or exhibit in or on the Premises so that they can be viewed from outside the Premises any hoarding showcase aerial sign signboard bill plate board fascia placard poster advertisement or other notification of any kind whatsoever save such as shall have been previously consented to in writing by the Landlords but the Tenant may exhibit on and from the entrance door to the Premises one usual unobjectionable non-illuminated notice specifying only the name of the Tenant or any permitted undertenant or occupier and the business carried on at the Premises PROVIDED THAT notwithstanding the foregoing or any consent given as before mentioned if in the opinion of the Landlords any such sign or other matter which may be placed affixed or exhibited shall be or become offensive or unsightly.

9.	ASSIGNMENT

9.1	Not to assign part only of the Premises.

9.2	Not at any time to assign the whole of the Premises except with the previous written consent of the Landlords (which consent shall not be unreasonably withheld or delayed) and the Landlords and Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlords may withhold their consent to an assignment in any or all of the circumstances hereinafter set out in paragraph 9.3 and the Landlords may give their consent subject to all or any the conditions hereinafter set out in paragraph 9.4.

9.3	The circumstances referred to in paragraph 9.2 are where:

9.3.1	any of the rents or other sums due under this Lease are in arrears PROVIDED THAT a written demand for payment has been made in respect of any such sum other than the rent reserved by clause 2.1;

9.3.2	there is a material outstanding breach of any of the obligations on the part of the Tenant contained in this Lease;

9.3.3	the proposed assignee or its guarantor has or will have immunity from suit or legal proceedings in relation to any breach of the covenants and conditions contains in this Lease;

9.3.4	the proposed assignee or its guarantor is not resident in a jurisdiction where there is reciprocal enforcement of judgements without a consideration of the merits of the case;

9.3.5	in the Landlords’ reasonable opinion the proposed assignee (when assessed together with any proposed guarantor) is not of sufficient standing to enable it to comply with the tenant covenants in this Lease;

9.3.6	the proposed assignee is a member of the Tenant’s Group, unless in the Landlords’ reasonable opinion such proposed assignee (when assessed together with any proposed guarantor) provides a financial covenant strength which is not materially inferior to the financial covenant strength of the Tenant (when assessed together with any guarantor of the Tenant).

9.4	The conditions referred to in paragraph 9.2 are:

9.4.1	that the assignor (and any former tenant who because of section 11 of the Landlord and Tenant (Covenants) Act 1995 has not been released from the tenant covenants of this Lease) and (if valid in law at the relevant time) any guarantor for the time being of the assignor enter into an authorised guarantee agreement which:

(a)	is in respect of all the tenant covenants of this Lease;

(b)	is in respect of the period beginning with the date the assignee becomes bound by those covenants and ending on the date when the assignee is released from those covenants by virtue of section 5 of the Landlord and Tenant (Covenants) Act 1995;

(c)	imposes principal debtor liability on the assignor (and any former tenant);

(d)	requires (in the event of a disclaimer of liability of this Lease) the assignor (or former tenant as the case may be) to enter into a new tenancy for a term equal to the unexpired residue of the Term; and

(e)	is otherwise in a form reasonably required by the Landlords;

9.4.2	that the licence to assign containing the Landlords consent shall contain a covenant by the assignee directly with the Landlords to comply with the tenant covenants of this Lease until the assignee is released from its obligations by virtue of the Landlord and Tenant (Covenants) Act 1995;

9.4.3	that any rent deposit or guarantee or other security arrangements which the Landlords reasonably require as a condition of giving consent to the assignment are documented in forms acceptable to the Landlords (acting reasonably) and completed;

9.4.4	that if the Landlords reasonably require one or more guarantors reasonably acceptable to the Landlords enter into a guarantee and indemnity of the tenant covenants of this Lease by a deed in a form set out in the Eighth Schedule (with such amendments and additions as the Landlords may reasonably require).

9.5	Nothing in this Clause shall prevent the Landlords from giving consent subject to any other reasonable condition nor from refusing consent to an assignment in any other circumstance where it is reasonable to do so.

10.	UNDERLETTINGS

10.1	Not to underlet or agree to underlet part only of the Premises.

10.2	Not to underlet or agree to underlet the whole of the Premises except in accordance with this Paragraph 10 and not without first obtaining the written consent of the Landlords (which consent shall not be unreasonably withheld or delayed) and in any event not to underlet the Premises together with any property or other right that is not contained in this Lease.

10.3	Any underlease of the whole of the Premises shall include an agreement between the Tenant and the undertenant that the provisions of sections 24 to 28 of the 1954 Act are excluded from applying to the tenancy created by the underlease and before any underlease is granted to give to the Landlords a certified copy of the notice served on the undertenant as required by section 38A(3)(a) of the 1954 Act that applies to the tenancy to be created by the underlease and a certified copy of the declaration or statutory declaration made by the undertenant in accordance with the requirements of section 38A(3)(b) of the 1954 Act.

10.4	Every underlessee shall first enter into a covenant with the Landlords and with the Tenant that the underlessee will observe and perform the covenants on the part of the tenant in the underlease and any document that is supplemental or collateral to it and will observe and perform the tenant covenants contained in this Lease so far as applicable to the premises underlet (except the covenant for payment of the rents) and will not assign underlet or part with or share possession or occupation of or grant any licence in respect of part only of the premises underlet and will not without obtaining the previous written consents of the Landlords and of the Tenant (which shall not be unreasonably withheld or delayed) assign underlet or part with possession of the whole of the premises underlet and that every assignee of the underlease and every sub-underlessee of the underlease whether mediate or immediate shall enter into a similar direct covenant with the Landlords and the Tenant before any assignment or sub-underlease is made to them.

10.5	Every underlease shall be at a rent (payable quarterly in advance) of not less than the full market rent of the premises underlet obtainable without taking a fine or premium or reverse premium or granting any rent free period and the amount of each such rent to be first approved in writing by the Landlords (such approval not to be unreasonably withheld) and the Tenant shall not at any time permit the reduction of the rent payable by any person in whom any underlease of the Premises shall for the time being be vested.

10.6	That if the Landlords reasonably require one or more guarantors acceptable to the Landlords (acting reasonably) enter into a guarantee and indemnity of the tenant covenants contained in the underlease in a form set out in the Eighth Schedule (with such amendments and additions as the Landlords may reasonably require).

10.7	In relation to any underlease granted by the Tenant the Tenant shall not vary the terms of the underlease nor accept a surrender of the underlease without the consent of the Landlords (which consent shall not be unreasonably withheld) and the Tenant shall enforce the tenant covenants in the underlease and not waive any of them.

11.	MORTGAGING OR CHARGING PARTING WITH OR SHARING OCCUPATION OR POSSESSION

11.1	Not (save as provided for in this Lease) to part with or share possession or occupation of or grant any licence in respect of or mortgage or charge the whole or any part or parts of the Premises nor to hold its interest in the Premises or any part thereof as a nominee or upon trust for any third party.

11.2	Notwithstanding paragraph 11.1, the Tenant may share occupation of the Premises with any company that is a member of the Tenant’s Group for as long as that company remains within that group PROVIDED THAT no relationship of landlord and tenant is established by that arrangement and such arrangement shall endure only for so long as that relationship between the respective companies endures.

11.3	Notwithstanding paragraph 11.1, the Tenant may mortgage or charge the whole of the Premises with the Landlords prior written consent (not to be unreasonably withheld or delayed) except that the Landlords’ consent will not be required for a mortgage or charge of the whole of the Premises to a bona fide financial institution in a dealing made at arm’s length.

12.	NOTICE OF DISPOSITIONS

12.1	Within twenty one days after the date of any assignment of this Lease or the grant of any underlease or sub-underlease of the Premises or any assignment of such an under-lease or sub-underlease or the execution of any mortgage or charge affecting these presents or any such underlease of sub-underlease as aforesaid or any transfer or discharge of any mortgage or charge or any devolution of term or of any such underlease or sub-underlease as aforesaid by will or intestacy assent or operation of law produce or cause to be produced (without any demand by any person) to the Solicitor of the Landlords the original deed document or instrument effecting such disposition as aforesaid and leave or cause to be left a certified copy thereof with the Landlords’ solicitors and pay the Landlords’ solicitors a reasonable fee not being less than £25 in respect of each deed document or instrument for the registration thereof.

12.2	Within twenty one days of the mortgage charge or discharge of mortgage or charge or other disposition of the Premises or any part of them to give to the solicitors for the time being of the Landlords notice in triplicate specifying the basic particulars of the same and at the same time to supply to them two certified copies of the instrument making or evidencing the same and pay to them a registration fee of £25 or such higher sum as shall be reasonable at the time.

13.	RETURNING THE PREMISES TO THE LANDLORD

To permit the Landlords at any time during the last six months prior to the determination of the Term to enter upon the Premises for the purpose of erecting a notice board stating that the Premises are to let or for sale and not to remove interfere with or obscure the same and throughout the Term to permit all persons with the written authority of the Landlords or the Landlords’ Agent to view the Premises at all reasonable times without interruption provided that the Landlords shall erect any such notice board in such a position as shall not interfere with the Tenant’s business.

14.	REPLACEMENT GUARANTOR

Immediately to notify the Landlords if any Insolvency Event occurs in relation to any Guarantor and within one month of the occurrence of such event procure that one or more guarantors acceptable to the Landlords (acting reasonably) enter into covenants with the Landlords in the form set out in the Eighth Schedule (with such amendments and additions as the Landlords may reasonably require) and pay the Landlords’ reasonable and proper legal costs in connection with that deed.

THE SIXTH SCHEDULE

Landlords’ Covenants

1.	QUIET ENJOYMENT

That the Tenant may peaceably hold and enjoy the Premises during the Term without any lawful interruption or disturbance from or by the Landlords or any person lawfully claiming through under or in trust for the Landlords.

2.	PERFORMANCE OF OBLIGATIONS UNDER TRANSFER AND DEED OF COVENANT

2.1	That the Landlords will perform and observe all of their obligations contained in the Transfer and Deed of Covenant.

2.2	That the Landlords will use reasonable endeavours to procure that the Company provide services to the Estate in accordance with the covenants on the part of Transferor and the Company (as appropriate) contained in the Transfer and the Deed of Covenant.

3.	INSURANCE

To insure and to keep insured the Premises in the full reinstatement value thereof from time to time in the joint names of the Landlords and the Tenant (with or without other names) against loss or damage by the Insured Risks and of the cost of site clearance and of all architects’ surveyors’ and other professional fees and incidental expenses in connection with reinstatement and against not less than three years’ loss of the Rent (due allowance being made for any anticipated excess therein) and to produce to the Tenant on request a copy of the policy or policies of insurance and any endorsement or amendment thereon or thereto and in the case of destruction or damage by the Insured Risks then (unless the insurance monies shall be or become in whole or in part irrecoverable through any act or default of the Tenant) subject to the Landlords obtaining all necessary consents and the Tenant paying out of the Tenant’s own monies the amount of any excess to apply the policy monies received by virtue of such insurance (except for those in respect of loss of the Rent) in reinstating the Premises or the part so destroyed or damaged with all reasonable speed making up any difference between the cost of rebuilding and reinstating and the monies received out of the Landlords’ own monies.

THE SEVENTH SCHEDULE

The Service Charge

All costs and payments (including any VAT not recoverable by the Landlords) made expended or incurred by or on behalf of the Landlords in discharging the Landlords’ obligations under the Fifth and Sixth Schedules of the Transfer and the Deed of Covenant.

THE EIGHTH SCHEDULE

GUARANTEE

1.	The Guarantor covenants with and guarantees to the Landlords as principal debtor and primary obligor that:-

1.1	the Tenant will at all times during the Term until the earlier of (1) the date upon which the Tenant is released by virtue of the Landlord and Tenant (Covenants) Act 1995 from its obligations to perform and observe the covenants and conditions on the part of the Tenant in this Lease and (2) the determination of the Term pay the rents reserved by this Lease and all other sums and payments agreed to be paid by the Tenant at the respective times and in manner appointed for payment thereof and will also duly perform and observe and keep the covenants and stipulations on the part of the Tenant contained in this Lease; and

1.2	the Guarantor will pay and make good to the Landlords all losses costs and expenses sustained by the Landlords through the default of the Tenant in respect of the before mentioned matters

PROVIDED THAT any neglect or forbearance of the Landlords in endeavouring to obtain payment of the said rents and payments as and when the same become due or its delay to take steps to enforce performance or observance of the several stipulations on the part of the Tenant and any time which may be given by the Landlords to the Tenant shall not release or in any way lessen or affect the liability of the Guarantor under the guarantee on its part herein contained.

2.	If:-

2.1	the Tenant (being a company) shall go into liquidation and the liquidator shall disclaim this Lease; or

2.2	the Tenant (being a company) shall be dissolved and the Crown shall disclaim this Lease; or

2.3	the Tenant (being an individual) shall become bankrupt and the trustee in bankruptcy shall disclaim this Lease; or

2.4	the Lease shall be forfeited under the provisions in that behalf herein contained then and in any such event the Landlords may by notice in writing require the Guarantor to accept a lease of the Premises for a term equivalent to the residue which if there had been no disclaimer or forfeiture would have remained of the Term at the same rents and subject to the like covenants and conditions as are reserved by and contained in this Lease the said new lease and the rights and liabilities thereunder to take effect as from the date of such disclaimer or forfeiture and in such case the Guarantor shall pay the Landlords’ reasonable and proper costs of and accept such new lease accordingly and will execute and deliver to the Landlords a counterpart thereof.

3.	If the Landlords do not require the Guarantor to take a new lease of the Premises pursuant to paragraph 2 of this Eighth Schedule the Guarantor shall pay to the Landlords on demand the rents reserved by the Lease and all other sums and payments agreed to be paid by the Tenant at the respective times and in manner appointed for payment thereof that would have been payable under the Lease but for the disclaimer or forfeiture for a period of nine months following the date of such event or (if earlier) the date upon which the principal rent becomes payable in the event that the Landlords re-let the Premises.

4.	The Guarantor shall (if valid in law at the relevant time) enter into any authorised guarantee agreement required by the Landlords pursuant to Paragraph 9.4.1 of the Fifth Schedule to give direct covenants to the Landlords in such form as the Landlords shall require.

Signed as a deed by DOLBY WOOTTON BASSETT, LLC a company incorporated in California, United States of America by

Dagmar Dolby	/s/ Dagmar Dolby
being a person who in accordance with the laws of that territory is acting under the authority of the company:-	Authorised Signatory

Signed as a deed DOLBY LABORATORIES LICENSING CORPORATION a company incorporated in New York, United States of America by

Alan Sankin	/s/ Alan Sankin
being a person who in accordance with the laws of that territory is acting under the authority of the company:-	Authorised Signatory

Signed as a deed by DOLBY EUROPE LICENSING LIMITED acting by a Director and its Company Secretary or two Directors

/s/ Charles Lafrades
Director

/s/ Mark S. Anderson
Director/Secretary